UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XenoPort, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3330837

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

3410 Central Expressway, Santa Clara, CA	95051

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which the form relates: 333-122156

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” commencing at page 91 of the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-122156, as amended, initially filed with the Securities and Exchange Commission on January 19, 2005 (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description

3.1*	Amended and Restated Certificate of Incorporation.

3.2*	Form of Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

3.3*	Bylaws of the Company.

3.4*	Certificate of Amendment of Bylaws.

3.5*	Form of Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.1*	Specimen Common Stock Certificate.

4.2*	Fifth Amended and Restated Investor Rights Agreement, dated December 16, 2004, between the Registrant and certain of its stockholders.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

XenoPort, Inc. (Registrant)
Date: May 23, 2005	By:	/s/ Ronald W. Barrett
Ronald W. Barrett
Chief Executive Officer